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                                                                    EXHIBIT 24.2


                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kent Savage and David Hampton, and each of them, their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional Registration Statements related to the Offering contemplated by this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


    /s/ Joseph R. Zell                  Director                January 13, 2000
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        Joseph R. Zell